Bitcoin Depot Reports Fourth Quarter and Full Year 2024 Financial Results

Q4 Revenue of $136.8 Million Compared to $148.4 Million in the Prior Year Quarter

Q4 Operating Expenses Down 16% Year-Over-Year to $15.0 Million

Q4 Net Income up Significantly to $5.4 Million Compared to a Net Loss of $1.7 Million in the Prior Year Quarter

Q4 Adjusted Gross Profit up 18% Year-Over-Year to $25.4 Million

Q4 Adjusted EBITDA up 34% Year-Over-Year to $12.0 Million

ATLANTA – March 18, 2025 – Bitcoin Depot Inc. (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today reported financial results for the fourth quarter and full year ended December 31, 2024. Bitcoin Depot will host a conference call and webcast at 10:00 a.m. ET today. An earnings presentation and link to the webcast will be made available at ir.bitcoindepot.com.

"As we highlighted in our fourth-quarter pre-announcement, 2024 ended on a strong note, driven by sequential revenue growth and substantial improvements in adjusted EBITDA, both sequentially and year-over-year," said Brandon Mintz, CEO and Founder of Bitcoin Depot. "In the fourth quarter, we made significant progress in expanding our Bitcoin ATM network and optimizing existing machines to enhance profitability — and the results speak for themselves.

"Looking ahead, we are confident that the optimization efforts we implemented throughout 2024 will begin to positively impact our financial performance as we move through 2025. With our aggressive international and domestic kiosk expansion strategy, we anticipate that 2025 will mark a strong return to growth for the business. As part of this, we are reintroducing financial guidance, projecting robust growth in the first quarter. Additionally, we remain committed to leveraging our strong cash flow to drive shareholder value initiatives, including the potential for a cash dividend. We have also continued to strengthen our Bitcoin treasury holdings, recently increasing our total to 94 BTC, reflecting our confidence in Bitcoin as a valuable financial asset and an integral part of our business model."

Fourth Quarter 2024 Financial Results

Revenue in the fourth quarter of 2024 was $136.8 million compared to $148.4 million in the fourth quarter of 2023. This decline was driven by the impact of unfavorable legislation that was passed in California that went into effect in January 2024, along with the Company’s continued process of relocating underperforming kiosks to optimize fleet profitability.

Total operating expenses declined 16% to $15.0 million for the fourth quarter of 2024 compared to $17.8 million for the fourth quarter of 2023 due to the costs of going public in 2023 that did not recur in 2024.

Net income for the fourth quarter of 2024 increased significantly to $5.4 million compared to a net loss of $1.7 million for the fourth quarter of 2023. The increase was due to lower depreciation and amortization and lower operating expenses in 2024.

Adjusted gross profit, a non-GAAP measure, in the third quarter of 2024 increased 18% to $25.4 million from $21.6 million for the fourth quarter of 2023. Adjusted gross profit margin, a non-GAAP measure, in the fourth quarter of 2024 increased approximately 400 basis points to 18.6% compared to 14.5% in the fourth quarter of 2023. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Adjusted EBITDA, a non-GAAP measure, in the fourth quarter of 2024 increased 34% to $12.0 million compared to $9.0 million for the fourth quarter of 2023. The increase was primarily due to the higher net income. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Full Year 2024 Financial Results

Revenue in 2024 was $573.7 million from $689.0 million in 2023. This decline was largely driven by the impact of unfavorable legislation that was passed in California that went into effect in January 2024, along with the Company’s continued process of relocating underperforming kiosks in order to optimize fleet profitability.

Total operating expenses declined 5% to $67.2 million compared to $70.6 million in 2023 due to the costs of going public in 2023 that did not recur in 2024 as well as other cost saving measures.

Net income in 2024 increased by 432% to $7.8 million compared to $1.5 million in 2023. The increase was primarily due to expenses with going public in 2023 that did not recur in 2024 along with other expense reductions.

Adjusted gross profit, a non-GAAP measure, in 2024 was $91.4 million compared to $101.0 million in 2023. The adjusted gross profit margin, a non-GAAP measure, in 2024 increased 120 basis points to 15.9% compared to 14.7% in 2023. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Adjusted EBITDA, a non-GAAP measure, in 2024 was $38.7 million compared to $56.3 million in 2023. The decline was due to the lower revenue. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Cash, cash equivalents, and cryptocurrencies were $31.0 million as of the end of 2024 compared to $30.5 million at the end of 2023.

Q1 2025 Outlook

Q1 2025 is off to a very strong start as we continue to see growth from our relocation strategy. We anticipate Q1 revenues to be between $151 million and $154 million which would represent growth of between 9% and 11% compared to Q1 2024.

We are projecting adjusted EBITDA for Q1 2025 to be between $12 million and $14 million which would represent growth of over 200% compared to Q1 of 2024.

Conference Call

Bitcoin Depot will hold a conference call at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) today to discuss its financial results for the fourth quarter and full year ended December 31, 2024.

Call Date: Tuesday, March 18, 2025

Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)

Phone Instructions

U.S. dial-in: 646-968-2525

International dial-in: 888-596-4144

Conference ID: 8224936

Webcast Instructions

Webcast link: https://edge.media-server.com/mmc/p/8kgtbeme

A replay of the call will be available beginning after 2:00 p.m. Eastern time through March 25, 2025.

U.S. & Canada replay number: 800-770-2030

U.S. toll number: 609-800-9909

Conference ID: 8224936

If you have any difficulty connecting with the conference call, please contact Bitcoin Depot’s investor relations team at 1-949-574-3860.

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to bitcoin at Bitcoin Depot kiosks in 48 states and at thousands of name-brand retail locations in 29 states through its BDCheckout product. The Company has the largest market share in North America with over 8,400 kiosk locations as of February 25, 2025. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, our ability to strengthen our financial profile, and worldwide growth in the adoption and use of cryptocurrencies. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,“ ”plan,“ ”potential,“ ”priorities,“ ”project,“ ”pursue,“ ”seek,“ ”should,“ ”target,“ ”when,“ ”will,“ ”would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2024	2023
Assets
Current:
Cash and cash equivalents	$29,472	$29,759
Cryptocurrencies	1,510	712
Accounts receivable	275	245
Prepaid expenses and other current assets	3,076	3,514
Total current assets	34,333	34,230
Property and equipment:
Furniture and fixtures	635	635
Leasehold improvements	172	172
Kiosk machines - owned	36,831	24,222
Kiosk machines - leased	10,367	20,524
Total property and equipment	48,005	45,553
Less: accumulated depreciation	(21,158)	(20,699)
Total property and equipment, net	26,847	24,854
Intangible assets, net	2,320	3,836
Goodwill	8,717	8,717
Operating lease right-of-use assets, net	2,595	484
Deposits	734	412
Deferred tax assets	4,558	1,804
Total assets	$80,104	$74,337

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2024	2023
Liabilities and Stockholders’ (Deficit) Equity
Current:
Accounts payable	$11,557	$8,337
Accrued expenses and other current liabilities	14,260	18,505
Notes payable	6,022	3,985
Income taxes payable	2,207	2,484
Deferred revenue	20	297
Operating lease liabilities, current portion	858	279
Current installments of obligations under finance leases	3,446	6,801
Other non-income tax payable	2,259	2,297
Total current liabilities	40,629	42,985
Long-term liabilities
Notes payable, non-current	49,457	17,101
Operating lease liabilities, non-current	1,774	319
Obligations under finance leases, non-current	1,950	2,848
Deferred income tax, net	604	846
Tax receivable agreement liability due to related party	2,176	865
Total Liabilities	96,590	64,964
Commitments and Contingencies (Note 24)
Stockholders’ (Deficit) Equity
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 1,733,884 and 3,125,000 shares issued and outstanding, at December 31, 2024 and 2023, respectively	—	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 19,263,164 and 13,602,691 shares issued, and 19,072,544 and 13,482,047 shares outstanding at December 31, 2024 and 2023, respectively	1	1
Class B common stock, $0.0001 par value; 20,000,000 authorized, no shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Class E common stock, $0.0001 par value; 2,250,000 authorized, 1,075,761 shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Class M common stock, $0.0001 par value; 300,000,000 authorized, no shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Class O common stock, $0.0001 par value; 800,000,000 authorized, no shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 41,193,024 and 44,100,000 shares issued and outstanding at December 31, 2024 and 2023, respectively	4	4
Treasury stock	(437)	(279)
Additional paid-in capital	21,491	17,326
Accumulated deficit	(44,349)	(32,663)
Accumulated other comprehensive loss	(342)	(203)
Total Stockholders’ (Deficit) Attributable to Bitcoin Depot Inc.	(23,632)	(15,814)
Equity attributable to non-controlling interests	7,146	25,187
Total Stockholders’ (Deficit) Equity	(16,486)	9,373
Total Liabilities and Stockholders’ (Deficit) Equity	$80,104	$74,337

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(in thousands, except share and per share amounts)

	Year Ended December 31,		Three Months Ended December 31,
	2024	2023	2024	2023
Revenue	$573,703	$688,967	$136,827	$148,406
Cost of revenue (excluding depreciation and amortization)	482,263	587,938	111,415	126,851
Operating expenses:			—	—
Selling, general, and administrative	57,158	57,770	13,096	14,525
Depreciation and amortization	10,072	12,788	1,888	3,234
Total operating expenses	67,230	70,558	14,984	17,759
Income from operations	24,210	30,471	10,428	3,796
Other (expense) income:			-	-
Interest (expense)	(14,199)	(11,926)	(3,468)	(1,806)
Other (expense) income	406	(16,737)	263	(2,713)
Loss on foreign currency transactions	(465)	(289)	(171)	76
Total other (expense), net	(14,258)	(28,952)	(3,376)	(4,443)
Income before provision for income taxes and non-controlling interest	9,952	1,519	7,052	(647)
Income tax (expense)	(2,138)	(49)	(1,659)	(1,026)
Net income	$7,814	$1,470	$5,393	$(1,673)
Net income attributable to Legacy Bitcoin Depot unit holders	—	12,906	—	—
Net income attributable to non-controlling interest	19,500	14,666	12,041	6,635
Net (loss) attributable to Bitcoin Depot Inc.	$(11,686)	$(26,102)	$(6,648)	$(8,308)
Other comprehensive income (loss), net of tax			—	—
Net income	7,814	1,470	5,393	(1,673)
Foreign currency translation adjustments	34	(4)	35	(70)
Total comprehensive income	7,848	1,466	5,428	(1,743)
Comprehensive income attributable to Legacy Bitcoin Depot unit holders	—	12,885	—	—
Comprehensive income attributable to non-controlling interest	19,500	14,683	12,041	6,565
Comprehensive (loss) attributable to Bitcoin Depot Inc.	$(11,652)	$(26,102)	$(6,613)	$(8,308)

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, Adjusted Gross Profit, and certain ratios and other metrics derived therefrom such as Adjusted EBITDA margin and Adjusted Gross Profit margin, which are not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses, share-based compensation, expenses related to the PIPE financing and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. In addition, Bitcoin Depot defines Adjusted Gross Profit (a non-GAAP financial measure) as revenue less cost of revenue (excluding depreciation and amortization) and depreciation and amortization adjusted to add back depreciation and amortization. Bitcoin Depot believes Adjusted EBITDA and Adjusted Gross Profit each provide useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provide a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA and Adjusted Gross Profit are each key measurements used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA and Adjusted Gross Profit are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses both Adjusted EBITDA and Adjusted Gross Profit on a supplemental basis. Neither Adjusted EBITDA or Adjusted Gross Profit should be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of both Adjusted EBITDA and Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies because not all companies calculate such measures in the same fashion. As such, undue reliance should not be placed on such measures.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The following table presents a reconciliation of Net (loss) income to Adjusted EBITDA for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(UNAUDITED)

	Year Ended December 31,		Three Months Ended December 31,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$7,814	$1,470	$5,393	$(1,673)
Adjustments:
Interest expense	14,199	11,926	3,468	1,806
Income tax (benefit) expense	2,138	49	1,659	1,026
Depreciation and amortization	10,072	12,788	1,888	3,234
Expense related to the PIPE transaction (1)	—	14,896	—	2,615
Non-recurring expenses (2)	437	9,298	(767)	1,634
Share-based compensation	3,400	2,524	363	1,198
Special bonus (3)	675	3,040	—	(875)
Expenses associated with the termination of the phantom equity participation plan	—	350	—	—
Adjusted EBITDA	$38,735	$56,341	$12,004	$8,965
Adjusted EBITDA margin (4)	6.8%	8.2%	8.8%	7.8%

(1)
Amounts include the recognition of a non-cash expense of $13.9 million related to the PIPE transaction for the year ended December 31, 2023, entered into as of close of the Merger on June 30, 2023.
(2)
Comprised of non-recurring professional service fees incurred by the Company related to the close of the Transaction.
(3)
Amount includes (A) Transaction bonus and related taxes to employees of approximately $1.4 million and (B) Founder Transaction bonus as a result of close of the Merger, of approximately $1.6 million, recognized as share-based compensation, for the year ended December 31, 2023.
(4)
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. The Company uses this measure to evaluate its overall profitability.

The following table presents a reconciliation of revenue to Adjusted Gross Profit for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(UNAUDITED)

	Year Ended December 31,		Three Months Ended December 31,
(in thousands)	2024	2023	2024	2023
Revenue	$573,703	$688,967	$136,827	$148,406
Cost of revenue (excluding depreciation and amortization)	(482,263)	(587,938)	(111,415)	(126,851)
Depreciation and amortization excluded from cost of revenue	(9,984)	(12,455)	(1,894)	(2,901)
Gross profit	$81,456	$88,574	$23,518	$18,654
Adjustments:
Depreciation and amortization excluded from cost of revenue	$9,984	$12,455	$1,894	$2,901
Adjusted gross profit	$91,440	$101,029	$25,412	$21,555
Gross profit margin (1)	14.2%	12.9%	17%	13%
Adjusted gross profit margin (1)	15.9%	14.7%	19%	15%

(1) Calculated as a percentage of revenue.

Contacts:

Investors
Cody Slach,
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com

Media
Zach Kadletz, Brenlyn Motlagh, Ryan Deloney
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com